UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2014

TIM HORTONS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)
(905) 845-6511
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On November 5, 2014, Tim Hortons Inc. (the “Corporation”) issued a press release containing financial information regarding its third quarter 2014 financial results and certain other information. The press release is attached hereto as Exhibit 99.1.

The information pursuant to this Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that section. Furthermore, the information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be incorporated by reference into the filings of the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 7.01	Regulation FD Disclosure.
The Corporation will host a quarterly conference call to discuss its third quarter 2014 results on Wednesday, November 5, 2014, at 10:30 a.m. (Eastern Daylight Time). Investors and the public may listen to the conference call in the manner described in the Corporation’s press release attached hereto as Exhibit 99.1.

Item 8.01	Other Events.
On November 5, 2014, the Corporation also announced that the Board of Directors has declared a Cdn.$0.32 per common share quarterly dividend. The dividend is payable on December 5, 2014 to shareholders of record at the close of business on November 20, 2014. The declaration of any and all future dividends is subject to the Board’s discretion. The full text of the Corporation’s press release relating to the current dividend declaration is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated November 5, 2014, issued by the Corporation regarding the release of the third quarter 2014 financial results and other information.

Exhibit 99.2	Press release dated November 5, 2014, issued by the Corporation announcing the declaration of a Cdn.$0.32 per common share dividend.

Exhibit 99.3	Safe Harbor Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: November 5, 2014	By:	/s/ JILL E. SUTTON
Jill E. Sutton Executive Vice President, General Counsel and Secretary